   As filed with the Securities and Exchange Commission on October 30, 2000
                                                      Registration No. 333-_____

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ___________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ___________________

                      Applied Micro Circuits Corporation
            (Exact Name Of Registrant As Specified In Its Charter)

                               ___________________

            Delaware                                      94-2586591
    (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
  Incorporation or Organization)

                              6290 Sequence Drive
                         San Diego, California 92121
                                (858) 450-9333
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                               ___________________
                      MMC Networks, Inc. 1993 Stock Plan
                       MMC Networks, Inc. 1997 Stock Plan
                  MMC Networks, Inc. 1997 Director Option Plan
              MMC Networks, Inc. 1997 Employee Stock Purchase Plan

                               ___________________

                              William E. Bendush
    Vice President, Finance and Administration, and Chief Financial Officer
                      Applied Micro Circuits Corporation
                              6290 Sequence Drive
                         San Diego, California 92121
                                (858) 450-9333
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                               ___________________

                                   Copies to:
                             D. Bradley Peck, Esq.
                               Cooley Godward LLP
                        4365 Executive Drive, Suite 1100
                          San Diego, California 92121
                                 (858) 550-6000

                               ___________________

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                               Proposed Maximum     Proposed Maximum
      Title of Securities                                          Offering            Aggregate             Amount of
       to be Registered          Amount to be Registered (1)    Price per Share      Offering Price    Registration Fee (2)
---------------------------------------------------------------------------------------------------------------------------------
         Common Stock
       (par value $.01)               4,176,319 shares               (2)                  (2)               $2,419.82
=================================================================================================================================

(1) On October 25, 2000, the Registrant completed the acquisition of MMC Networks, Inc., a Delaware corporation ("MMC Networks"). The Registrant assumed the obligations under the MMC Networks 1993 Stock Plan, 1997 Stock Plan, 1997 Director Option Plan and 1997 Employee Stock Purchase Plan (collectively the "Plans"), on the date the acquisition of MMC Networks was consummated. Except with respect to the 1997 Employee Stock Purchase Plan, the Registrant does not anticipate issuing any additional stock options under the other Plans.

(2) Pursuant to Rule 429, the Company prepaid registration fees for 4,076,319 shares registered hereunder with respect to the MMC Networks 1993 Stock Plan, 1997 Stock Plan and 1997 Director Option Plan and 32,603 shares with respect to the 1997 Employee Stock Purchase Plan when it registered up to 25,035,752 shares of Common Stock pursuant to a Registration Statement on Form S-4 (File Number 333-45660) filed on September 12, 2000. With respect to the remaining 67,397 shares under the 1997 Employee Stock Purchase
     Plan, the fee is estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"). The price per share and aggregate offering price for these shares are calculated on the basis of $136.00, the average of the high and low sales prices of Registrant's Common Stock on October 26, 2000, as reported on The Nasdaq National Market. The following chart shows the calculation of the registration fee:

---------------------------------------------------------------------------------------------------------------------------------
                                                                    Offering Price Per                   Aggregate
             Type of Shares                  Number of                     Share                       Offering Price
                                              Shares
---------------------------------------------------------------------------------------------------------------------------------
 Common Stock issuable pursuant to
 outstanding options under the MMC
 Networks, Inc. 1993 Stock Option Plan            483,584                 $  0.05-$10.77                 $  1,588,562
----------------------------------------------------------------------------------------------------------------------------------
 Common Stock issuable pursuant to
 outstanding options under the MMC
 Networks, Inc. 1997 Stock Plan                 3,512,265                 $ 11.31-$208.50                $183,092,441
----------------------------------------------------------------------------------------------------------------------------------
 Common Stock issuable pursuant to
 outstanding options under the MMC
 Networks, Inc. 1997 Directors' Option
 Plan                                              80,470                 $ 26.76-$51.70                 $  2,948,740
---------------------------------------------------------------------------------------------------------------------------------
 Common Stock issuable pursuant to
 outstanding options under the MMC
 Networks, Inc. 1997 Employee Stock
 Purchase Plan                                     67,397                 $136.00                        $  9,165,992
                                             ------------------------------------------------------------------------------------
                                                   32,603                 $ 18.79-$46.04                 $    738,513
---------------------------------------------------------------------------------------------------------------------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Applied Micro Circuits Corporation (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Company's annual report on Form 10-K for the year ended March 31, 2000.

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the annual report referred to in (a) above.

     (c) The description of the Company's Common Stock which is contained in a registration statement on Form 8-A filed under the Exchange Act on October 10, 1997, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                           DESCRIPTION OF SECURITIES

     Not applicable.

                    INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

     The Company's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and may require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against and undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

     In addition, the Company's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

     The Company has entered into separate indemnification agreements with its officers and directors. These agreements may require the Company, among other things, to indemnify the directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' insurance if available on reasonable terms. The Company maintains director and officer liability insurance.

                      EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

                                   EXHIBITS

Exhibit
Number

   5.1      Opinion of Cooley Godward LLP
  23.1      Consent of Ernst & Young LLP, Independent Auditors
  23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement
  24.1      Power of Attorney is contained on the signature pages
  99.1      MMC Networks, Inc. 1993 Stock Plan
  99.2 Form of Stock Option Agreement used in connection with the MMC Networks, Inc. 1993 Stock Plan
  99.3      MMC Networks, Inc. 1997 Stock Plan
  99.4 Form of Stock Option Agreement used in connection with the MMC Networks, Inc. 1997 Stock Plan
  99.5      MMC Networks, Inc. 1997 Director Option Plan
  99.6 Form of Stock Option Agreement used in connection with the MMC Networks, Inc. 1997 Director Option Plan
  99.7      MMC Networks, Inc. 1997 Employee Stock Purchase Plan


                                 UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:
     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 27, 2000.

                                       Applied Micro Circuits Corporation

                                       By: /s/ WILLIAM E. BENDUSH
                                          ------------------------------------
                                          William E. Bendush
                                          Vice President, Finance and
                                          Administration, and Chief Financial
                                          Officer


                               POWER OF ATTORNEY

     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints David M. Rickey and William E. Bendush, and both or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                  Date
/s/ DAVID M. RICKEY
-----------------------------     Chairman of the Board of Directors,         October 27, 2000
David M. Rickey                   President and Chief Executive Officer
                                  (principal executive officer)

/s/ WILLIAM E. BENDUSH
-----------------------------     Vice President, Finance and                 October 27, 2000
William E. Bendush                Administration, and Chief Financial
                                  Officer (principal financial and
                                  accounting officer)

/s/ ROGER A. SMULLEN, SR.
-----------------------------     Vice Chairman of the Board of               October 27, 2000
Roger A. Smullen, Sr.             Directors

/s/ R. CLIVE GHEST
------------------------------         Director               October 27, 2000
R. Clive Ghest


/s/ FRANKLIN P. JOHNSON, JR.
------------------------------         Director               October 27, 2000
Franklin P. Johnson, Jr.


/s/ S. ATIQ RAZA
------------------------------         Director               October 27, 2000
S. Atiq Raza


/s/ ARTHUR B. STABENOW
------------------------------         Director               October 27, 2000
Arthur B. Stabenow


/s/ HARVEY P. WHITE
------------------------------         Director               October 27, 2000
Harvey P. White


/s/ WILLIAM K. BOWES, JR.
------------------------------         Director               October 27, 2000
William K. Bowes, Jr.

                                 EXHIBIT INDEX

Exhibit                             Description
Number

    5.1       Opinion of Cooley Godward LLP
   23.1       Consent of Ernst & Young LLP, Independent Auditors
   23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement
   24.1       Power of Attorney is contained on the signature pages
   99.1       MMC Networks, Inc. 1993 Stock Plan
   99.2 Form of Stock Option Agreement used in connection with the MMC Networks, Inc. 1993 Stock Plan
   99.3       MMC Networks, Inc. 1997 Stock Plan
   99.4 Form of Stock Option Agreement used in connection with the MMC Networks, Inc. 1997 Stock Plan
   99.5       MMC Networks, Inc. 1997 Director Option Plan
   99.6 Form of Stock Option Agreement used in connection with the MMC Networks, Inc. 1997 Director Option Plan
   99.7       MMC Networks, Inc. 1997 Employee Stock Purchase Plan